Exhibit 99.1

News Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Contact:

Dale Messick

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainc.com

Luna Sells Secure Computing and Communications Group

Deal with MacAulay-Brown, Inc. to help Luna focus on core strengths in fiber optics

ROANOKE, Va., (March 4, 2013) – Luna Innovations Incorporated (NASDAQ: LUNA), which develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets, today announced the sale of its Secure Computing and Communications (SCC) group to MacAulay-Brown, Inc. (MacB).

The sale of SCC will enable Luna to more narrowly focus on the company’s key strategic initiatives that relate to its core strength in fiber optic sensing while reducing the company’s exposure to reductions in government spending.

“We are very proud of the unique expertise we developed in secure computing technology. The sale of SCC allows us to increase liquidity and focus on the growth potential of our core fiber-optic technology,” said My Chung, Luna’s CEO. “MacB has a strategic focus in areas where our SCC technology is already being applied as well as the infrastructure to advance this technology for military and intelligence customers. This is truly an ideal home for this unique technology and the talented people of SCC.

“This sale accelerates the monetization of our secure computing technology while mitigating exposure to reductions in government spending,” Chung added. “We look forward to working with MacB and SCC’s customers on a smooth transition.”

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Since 2003, SCC has conducted research and development of innovative electronic components and methods, and has provided technical services with a focus on critical U.S. military and National Security applications. In addition, SCC is a leader in the development of methods and technologies to build trust into integrated circuits and energy management systems.

“We are delighted to welcome SCC to our growing portfolio,” said Sid Fuchs, President and CEO of MacB. “This advanced technology is a good strategic fit that builds on the role we play in our nation’s defense. In working with SCC to verify the capability and usability of its products, we recognized the benefits of this growing technology for our existing customers and our ability to bring this technology to market.”

Employees of SCC, as well as the business and intellectual property portfolio, will shift to MacB, a privately held company that provides advanced engineering services and national security solutions.

About Luna

Luna Innovations Incorporated (www.lunainc.com) focuses on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets it serves.

About MacAulay-Brown

For more than 30 years, MacAulay-Brown, Inc. (MacB), owned by industry veterans Syd and Sharon Martin, has been solving some of the Nation’s most complex National Security challenges. Defense, Intelligence Community, Homeland Security and Federal agencies rely on MacB’s innovative and proven engineering and technical solutions to meet the challenges of an ever-changing world. With Corporate Headquarters in Dayton, Ohio and National Capital Headquarters in Vienna, Va., MacB’s 2,000 employees worldwide are dedicated to developing mission focused and results oriented solutions that make a difference where and when it matters most.

Forward Looking Statements

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to: the transition of the SCC business to MacAulay-Brown and the future growth of Luna’s core fiber optic technologies. Statements that describe Luna’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward-

looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including technological challenges in specific applications and risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at Luna’s website at http://www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

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